UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Definitive Information Statement

STALAR 1, INC.
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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STALAR 1, INC.

NOTICE OF CONSENT IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
TO THE STOCKHOLDERS:

Notice is hereby given to you as stockholders of record of Stalar 1, Inc. as of April 30, 2009 that a Written Consent in Lieu of an Annual Meeting of Stockholders has been executed on April 30, 2009 effective as of the earliest date permitted after the delivery of an Information Statement on Schedule 14C pursuant to the Securities Exchange Act of 1934, as amended and in compliance with Exchange Act Rule 14c-2(b).  As explained in the enclosed Information Statement, holders of a majority of the Company's shares of Common Stock have executed the Written Consent (1) electing Dr. Steven Fox to serve as the sole director of the Company, and (2) ratifying the reappointment of MSCM LLP as the Company's independent auditors for fiscal year 2009.

The Stockholders believe it would not be in the best interest of the Company to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.

Stockholders of record of the Company's Common Stock at the close of business on April 30, 2009 have received this Notice of Consent in Lieu of Annual Meeting of Stockholders.

BY WRITTEN CONSENT OF OUR STOCKHOLDERS

/s/ Dr. Steven Fox

Dr. Steven Fox
On behalf of of Stalar 1, Inc.
April 30, 2009

INFORMATION STATEMENT
OF
STALAR 1, INC.
317 Madison Avenue
Suite 1520
New York, NY 10017

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

The Stockholders of Stalar 1, Inc., a Delaware corporation (the "Company"), furnish this Information Statement to the holders of record of the Company's Common Stock, par value $0.0001 per share (the "Common Stock "). This Information Statement is being mailed on or about April 30, 2009 to all of the Company's stockholders of record at the close of business on April 30, 2009 (the "Record Date") if deemed required.  As of the Record Date, there were 2,035,000 shares of Common Stock entitled to vote on the matters set forth herein.

Each share of Common Stock is entitled to one vote per share. The holders of 98.28% of the outstanding Common Stock has executed a Written Consent in Lieu of Annual Meeting (the "Written Consent"), with an effective date of April 30, 2009 effecting the following actions: (1) electing Dr. Steven Fox to serve as the sole director of the Company, and (2) ratifying the reappointment of MSCM LLP as the Company's independent auditors for fiscal year 2009.  No other action has been authorized by the Written Consent. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of the Company's Common Stock who are entitled to vote on, authorize or consent the matters authorized by the Written Consent. This Information Statement also constitutes notice of the actions to be approved pursuant to the Written Consent for purposes of Section 228 of the Delaware General Corporation Law.

Because holder of approximately 98.28% of the Company's outstanding Common Stock has executed the Written Consent, no vote or consent of any other stockholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Delaware law, the votes represented by the holder signing the Written Consent are sufficient in number to elect directors and authorize the other matters set forth in the Written Consent, without the vote or consent of any other stockholder of the Company. The Delaware General Corporation Law provides that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

Based on the foregoing, our stockholder acted by Written Consent and no Annual Meeting of Stockholders of the Company will be held in 2009. The stockholders believe it would not be in the best interests of the Company and its stockholders to incur the costs of holding an Annual Meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.

This Information Statement is expected to be mailed to stockholders on or about April 30, 2009 if it is deemed required to be sent out. We will bear all expenses incurred in connection with the distribution of this Information Statement and Annual Report.  We will reimburse brokers or other nominees for reasonable expenses they incur in forwarding this material to beneficial owners.

COPIES OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2008, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO DR. STEVEN FOX, CORPORATE SECRETARY, 317 MADISON AVENUE, SUITE 1520, NEW YORK, NY 10017.

STOCKHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
STALAR 1, INC.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to the Bylaws of Stalar 1, Inc. (the “Company”) and the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s Common Stock is required to effect the action described herein.  As of the record date, the Company had 2,035,000 shares entitled to vote on the matters set forth herein of which 1,017,501 shares are required to pass any stockholder resolutions.  Dr. Steven Fox, the consenting stockholder, is the record and beneficial owner of 2,000,000 shares of the Company’s Common Stock, which represents 98.28% of the issued and outstanding shares of the Company’s Common Stock on a fully diluted basis. Pursuant to Section 228 of the Delaware General Corporation Law, Dr. Fox voted in favor of the actions described herein in a Written Consent, dated April 30, 2009, attached hereto as Exhibit A. There are no cumulative voting rights.  No consideration was paid for the consent.

STOCKHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
STALAR 1, INC.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following actions were taken by Written Consent of the consenting stockholder, Dr. Steven Fox.

PROPOSAL ONE
ELECTION OF DIRECTOR

Under Delaware law, the Written Consent is sufficient to elect the nominee to our Board without the vote or consent of any other stockholders of the Company.

INFORMATION REGARDING DIRECTOR

Name	Age	Position
Dr. Steven Fox	55	President, Secretary and Director

Dr. Fox is a practicing dentist in New York City. Dr. Fox is a fellow in the American College of Dentistry and a fellow in the International College of Dentistry.  He is a former faculty member of the Harvard School of Dental Medicine and a former officer of Harvard. In 1999 Dr. Fox was the Ernst and Young Entrepreneur of the Year.  Dr. Fox is the Chairman of the Rebel Group, Inc., a privately-held company, that is involved in importing and exporting. Dr. Fox is currently an advisor to Scarguard, LLC, a medical product company.  In 1999, Dr. Fox received the Medal of Freedom from the Republican Members of the United States Senate.  Since the Company’s inception, Dr. Fox has been serving as the Company’s President.

Steven Fox is the President, Secretary, sole Director and controlling shareholder of three other Delaware corporations.  The other three Delaware corporations are Stalar 2, Inc., Stalar 3, Inc. and Stalar 4, Inc.

Because Dr. Fox is the sole Director and holds all officers of the Company, there is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining our sole officer and director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

LIMITATION OF LIABILITY OF DIRECTORS

So far as permitted by law the Company will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct.  As a result of such provisions, stockholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence or a violation of their fiduciary duties.  This may reduce the likelihood of  stockholders instituting derivative litigation against  directors  and  officers and may discourage  or  deter  stockholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such action, if successful, might otherwise benefit the Company and its stockholders.

ELECTION OF DIRECTOR AND OFFICERS

Each director holds office until our annual meeting of stockholders and until his/her successor is duly elected and qualified.  Officers are elected by the Board of Directors and hold office at the discretion of the Board of Directors.

No executive officer or director of the Company has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

MEETINGS OF THE BOARD OF DIRECTORS

Dr. Fox attended all of the meetings of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, generally requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (10% owners) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Directors and executive officers and 10% owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

CODE OF ETHICS

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

We adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our officers and directors serve in all the above capacities.  We will provide an electronic or paper copy of the code of ethics free of charge, upon request made to the Company.  If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the code to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

EXECUTIVE COMPENSATION

The following table sets forth for fiscal 2008 the compensation, in compliance with the reporting requirements of the SEC, for our Chief Executive Officer and Principal Executive Officer during fiscal 2008.   No other executives received any compensation in fiscal year 2008.

Summary Compensation Table
Name and Principal Position	Year	Salary	Stock Awards	Option Awards	All Other Compensation	Total
Dr. Steven Fox, CEO and/or Principal Executive Officer, Director	2008	$0	$0	$0	$0	$0

COMPENSATION PHILOSOPHY

The Board of Director is responsible for discharging responsibilities relating to the compensation of our non-management directors and executive officers. The board reviews and approves the compensation of the named executive officers to ensure that they are compensated in a manner consistent with our compensation philosophy, policies, and objectives. The primary objectives of our compensation program are to:

•	Provide fair, competitive compensation to the Named Executive Officers and other employees;
•	Attract the talent necessary to achieve the Company’s business objectives;
•	Retain the Named Executive Officers and other employees by instilling a long-term commitment to the Company and its stockholders; and
•	Develop a sense of Company ownership and align the interests of the Named Executive Officers and other employees with stockholder interests.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

Dr. Steven Fox is an at-will employee of the Company.

EQUITY AWARDS

Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Un-exercisable	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Dr. Steven Fox, Principal Executive Officer	0	0	0	N/A	N/A

STOCK OPTIONS PLAN

The Company has not adopted a Stock Option Plan.

DIRECTOR COMPENSATION

Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Dr. Steven Fox	$0	$0	$0	$0	$0

No member of the Company’s Board of Directors is entitled to compensation.

RELATED PARTY TRANSACTIONS

Dr. Steven Fox has advanced funds to the Company to cover cash requirements. The loan is unsecured and is payable on demand with interest at the prime rate.

NOMINATING COMMITTEE

We do not have a Nominating Committee or Nominating Committee Charter. Our Board of Directors performed some of the functions associated with a Nominating Committee.   The board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future.  We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources.

COMPENSATION COMMITTEE

We currently do not have a Compensation Committee of the Board of Directors. However, the Board of Directors may establish a Compensation Committee once the Company is no longer in its development stage, which would consist of inside directors and independent members.  Until a formal committee is established, our Board of Directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation and loans.

AUDIT COMMITTEE

We currently do not have an Audit Committee of the Board of Directors.  During the 2008 fiscal year, our Board of Directors performed some of the same functions of an Audit Committee, such as: recommending a firm of independent, certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

PROCEDURE FOR NOMINATING DIRECTORS

The Board of Directors does not have a written policy or charter regarding how director candidates are evaluated or nominated for the Board of Directors. Additionally, the Board of Directors has not created particular qualifications or minimum standards that candidates for the Board of Directors must meet. Instead, the Board of Directors considers how a candidate could contribute to the Company’s business and meet the needs of the Company and the Board.

The Board will consider candidates for director recommended by our stockholders. Candidates recommended by stockholders are evaluated with the same methodology as candidates recommended by management or members of the Board of Directors. To refer a candidate for director, please send a résumé or detailed description of the candidate’s background and experience with a letter describing the candidate’s interest in the Company to 317 Madison Avenue, Suite 1520, New York, NY 10017 Attention: Dr. Steven Fox.

CONTACT WITH THE BOARD OF DIRECTORS

We welcome comments and questions from our stockholders. Stockholders can direct communications to the sole member of the Board of Directors, Dr. Steven Fox, 317 Madison Avenue, Suite 1520, New York, NY 10017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2009 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement, which could result in a change in our control.

The following table is calculated based on our stock records which indicate that there are 2,035,000 of shares of Common Stock issued and outstanding as of April 30, 2009.

The following table sets forth the ownership of our Common Stock by:

•	Each stockholder known by us to own beneficially more than 5% of our common stock;
•	Each executive officer;
•	Each director or nominee to become a director; and
•	All directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares	Percent of Class(2)
Dr. Steven Fox	2,000,000	98.28%
Beneficial Owners as a Group	2,000,000	98.28%
Directors and Executive Officers as a Group	2,000,000	98.28%

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2) Figures are rounded to the nearest tenth of a percent.

STOCKHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
STALAR 1, INC.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Board has reappointed MSCM LLP as our independent auditors to audit our financial statements for the current fiscal year, and stockholders will ratify the appointment of MSCM LLP pursuant to the Written Consent.  MSCM LLP is the independent auditor for the Company and has reported on our 2008 financial statements.  MSCM LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the Securities and Exchange Commission.  Our independent auditors are appointed by our Board.

AUDIT FEES

MSCM LLP were our auditors for the fiscal year ended September 30, 2008 and continue to be our auditors during the current fiscal year.

For their review of our Quarterly Reports on Form 10-QSB for the first three quarters of fiscal year 2008, MSCM LLP billed us $3,000 and for their audit to complete year-end 2008 MSCM LLP billed us $2,500.  We have contracted MSCM LLP to review our Quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2009 at $3,000 and to complete the 2009 year-end audit for $2,500.

AUDIT RELATED FEES

None.

TAX FEES

None.

ALL OTHER FEES

None.

STOCKHOLDER PROPOSALS

Stockholders must submit proposals in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act, proxies solicited by the Board of Directors for such meeting will confer upon the proxy holders discretionary authority to vote on any matter so presented of which we do not have notice as set forth in Rule 14a-8.

OTHER MATTERS

No other matters will be effected pursuant to the Written Consent.

STOCKHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
STALAR 1, INC.

EXHIBIT A

WRITTEN CONSENT RESOLUTIONS OF THE MAJORITY OF STOCKHOLDERS OF
STALAR 1, INC., A DELAWARE CORPORATION, TAKEN WITHOUT A MEETING

Dated this 30th day of April, 2009 and effective as of the 29th day of May, 2009,  orthe earliest date permitted after the delivery of an Information Statement on Schedule 14C pursuant to the Securities Exchange Act of 1934, as amended and in compliance with Exchange Act Rule 14c-2(b).

Pursuant to the authority set forth in the Delaware General Corporation Law  and the Bylaws of this Company, the undersigned, constituting the record holder on April 30, 2009 of  a majority of the outstanding Common Stock of Stalar 1, Inc. a Delaware corporation (the “Company”), does  hereby subscribe his  consent to take the actions and adopt the resolutions contained in this document without a meeting, effective as of the earliest date permitted after the delivery of an Information Statement on Schedule 14C pursuant to the Securities Exchange Act of 1934, as amended:

ELECTION OF DIRECTORS

BE IT RESOLVED, that the following person is hereby elected or as a director of this Company, to serve until the next Annual Meeting of Stockholders and until his successor is duly elected, or until his death or resignation or removal:

Steven R. Fox, D.D.S.

RATIFICATION OF MSCM LLP AS INDEPENDENT AUDITORS

BE IT RESOLVED, that the appointment by the Company’s Board of Directors of MSCM LLP as the Company’s independent auditors is hereby ratified;

GENERAL PROVISIONS

AND BE IT FURTHER RESOLVED, that the officers of this Company are hereby authorized to execute and deliver on behalf of this Company such instruments as may be deemed necessary or proper and in general to do whatever is necessary to carry out the purpose and intent of the foregoing resolutions.

The Secretary of the Company is hereby directed to file the original executed copy of this Written Consent with the minutes of the Company, and said action is to have the same force and effect as if an annual meeting of the stockholders had been held. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

[SIGNATURE PAGE FOLLOWS]

STOCKHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
STALAR 1, INC.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first above written.

/s/ Dr. Steven Fox
Dr. Steven Fox